Exhibit 10.1

TANOX, INC.

NON-QUALIFIED STOCK OPTION AGREEMENT—FOR OFFICERS

1. Grant of Option.

TANOX, INC., a Delaware corporation (the “Company”), hereby grants to                  (the “Employee”), an option, pursuant to the Company’s 1997 Stock Plan (the “Plan”), to purchase an aggregate of                  shares of Common Stock, $.01 par value per share, of the Company (“Common Stock”) at a price of                  per share, purchasable as set forth in and subject to the terms and conditions of this option and the Plan.                 , the date of grant of this option, is hereinafter referred to as the “Grant Date.”

2. Exercise of Option and Provisions for Termination.

(a) Except as otherwise provided herein, this option is exercisable for the first time with respect to the following shares subject to the option:

25% on the first anniversary of the Grant Date; and an additional

1/48th on the 13th through 48th monthly anniversary of the Grant Date

To the extent not exercised, installments shall be cumulative and shall be exercisable in whole or in part; provided that no partial exercise of the option shall be for less than 10 whole shares.

This option shall become fully exercisable, irrespective of the limitations set forth above, provided that the Employee has been in continuous employment since the Grant Date, upon a Change in Control. This option may not be exercised at any time after the tenth anniversary of the Grant Date.

(b) Subject to the conditions hereof, this option shall be exercisable by the Employee contacting the Company’s designated stock option administration representative (the “Representative”), specifying the number of shares to be purchased and the exercise price to be paid therefor and accompanied by payment in accordance with Section 3 hereof.

(c) If the Employee ceases to be employed by the Company or one of its subsidiaries for any reason, including retirement but other than death, this option shall immediately terminate; provided, however, that any portion of this option which was otherwise exercisable on the date of termination of the Employee’s employment may be exercised within the three-month period following the date on which the Employee ceased to be so employed unless termination was due to “cause” as determined by the Board of Directors or the Employee is found by the Board of Directors to have disclosed trade secrets of the Company. In no event may this option be exercised after the tenth anniversary of the

Grant Date. Any such exercise may be made only to the extent of the number of shares subject to this option which are purchasable upon the date of such termination of employment. If the Employee dies during such three-month period, this option shall be exercisable by the Employee’s personal representatives, heirs or legatees to the same extent and during the same period that the Employee could have exercised this option on the date of his or her death.

(d) If the Employee dies while an employee of the Company or any subsidiary of the Company, this option shall be exercisable, by the Employee’s personal representatives, heirs or legatees, to the same extent that the Employee could have exercised this option on the date of death. This option or any unexercised portion hereof shall terminate unless so exercised prior to the earlier of the expiration of one year from the date of such death or the tenth anniversary of the Grant Date.

(e) The Employee agrees not to exercise this option, and that the Company will not be obligated to issue any shares of Common Stock pursuant to this option agreement, if the exercise of the option or the issuance of such shares would constitute a violation by the Employee or by the Company of any provision of any law or regulation of any governmental authority or any stock exchange or transaction quotation system. Whether or not the issuance of shares covered by the Plan have been registered pursuant to the Securities Act of 1933, as amended, the Company may, at its election, require the Employee to give a representation in writing in form and substance satisfactory to the Company to the effect that the Employee is acquiring such shares for the Employee’s own account for investment and not with a view to, or for sale in connection with, the distribution of such shares or any part thereof.

If any law or regulation requires the Company to take any action with respect to the shares specified in such notice, the time for delivery thereof, which would otherwise be as promptly as possible, shall be postponed for the period of time necessary to take such action.

(f) A “Change in Control” shall be deemed to have occurred as on the date that one or more of the following occurs:

(i) Individuals who, on the date hereof, constitute the entire Board of Directors of the Company (“Incumbent Directors”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the then Incumbent Directors shall be considered as though such individual was an Incumbent Director, but excluding, for this purpose any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest, as such terms are used in Rule 14a-11 under the Securities Exchange Act of 1934, as amended (“Exchange Act”) or other actual or threatened solicitation of proxies or consents by or on behalf of any Person (as defined below) other than the Board;

(ii) The stockholders of the Company shall approve (A) any merger, consolidation or recapitalization of the Company (or, if the capital stock of the Company is affected, any subsidiary of the Company), or any sale, lease, or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company (each of the foregoing being an “Acquisition Transaction”) where (1) the stockholders of the Company immediately prior to such Acquisition Transaction would not immediately after such Acquisition Transaction beneficially own, directly or indirectly, shares or other ownership interests representing in the aggregate fifty one percent (51%) or more of (a) the then outstanding common stock or other equity interests of the corporation or other entity surviving or resulting from such merger, consolidation or recapitalization or acquiring such assets of the Company, as the case may be (the “Surviving Entity”) (or of its ultimate parent corporation or other entity, if any), and (b) the Combined Voting Power of the then outstanding Voting Securities of the Surviving Entity (or of its ultimate parent corporation or other entity, if any) or (2) the Incumbent Directors at the time of the initial approval of such Acquisition Transaction would not immediately after such Acquisition Transaction constitute a majority of the Board of Directors, or similar managing group, of the Surviving Entity (or of its ultimate parent corporation or other entity, if any), or (B) any plan or proposal for the liquidation or dissolution of the Company; or

(iii) Any Person other than Nancy T. Chang or Tse Wen Chang shall be or become the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of securities of the Company representing in the aggregate more than forty percent (40%) of either (A) the then outstanding shares of common stock of the Company (“Common Stock”) or (B) the Combined Voting Power of all then outstanding Voting Securities of the Company; provided, however, that notwithstanding the foregoing, a Change in Control shall not be deemed to have occurred for purposes of this Subsection (iii):

(1) Solely as a result of an acquisition of securities by the Company which, by reducing the number of Common Stock or other Voting Securities outstanding, increases (a) the proportionate number of Common Stock beneficially owned by any Person to more than forty percent (40%) of the Common Stock then outstanding, or (b) the proportionate voting power represented by the Voting Securities beneficially owned by any Person to more than forty percent (40%) of the Combined Voting Power of all then outstanding Voting Securities; or

(2) Solely as a result of an acquisition of securities directly from the Company except for any conversion of a security that was not acquired directly from the Company,

(3) provided, further, that if any Person referred to in paragraph (1) or (2) of this Subsection (iii) shall thereafter become the beneficial owner of any additional Common Stock or other Voting Securities of the Company (other than pursuant to a stock split, stock dividend or similar transaction), then a Change in Control shall be deemed to have occurred for purposes of this Subsection (iii).

(iv) For purposes of this Section (f):

(1) “Affiliate” shall mean, as to a specified Person, another Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the specified Person, within the meaning of such terms as used in Rule 405 under the Securities Act of 1933, as amended (“Securities Act”), or any successor rule.

(2) “Combined Voting Power” shall mean the aggregate votes entitled to be cast generally in the election of the Board of Directors, or similar managing group, of a corporation or other entity by holders of then outstanding Voting Securities of such corporation or other entity.

(3) “Person” shall mean any individual, entity (including, without limitation, any corporation, partnership, trust, joint venture, association or governmental body) or group (as defined in Sections 14(d)(3) or 15(d)(2) of the Exchange Act and the rules and regulations thereunder); provided, however, that Person shall not include the Company, any of its subsidiaries, any employee benefit plan of the Company or any of its majority-owned subsidiaries or any entity organized, appointed or established by the Company or such subsidiaries for or pursuant to the terms of any such plan.

(4) “Voting Securities” shall mean all securities of a corporation or other entity having the right under ordinary circumstances to vote in an election of the Board of Directors, or similar managing group, of such corporation or other entity.

3. Payment of Exercise Price.

(a) Payment of the exercise price for shares purchased upon exercise of this option, together with all applicable taxes and fees, shall be made by delivery to the Representative of cash or other verifiable funds (wire transfer, cashier’s check, money order) payable to the order of the Representative, or, if the Employee elects and the Company permits, by delivery of shares of Common Stock held by the Employee for at least six months and having a fair market value (as determined by the Board of Directors of the Company in accordance with the terms of the Plan) equal to or less than the aggregate exercise price of the shares to be purchased, and any difference shall be paid by cash or check.

(b) If the Employee elects to exercise options by delivery of shares of Common Stock, the certificate(s) representing the shares shall be registered in the name of the Employee and duly executed in blank, or accompanied by a stock power duly executed in blank, by the Employee suitable for purposes of transferring such shares to the Company. The shares so tendered shall be free of all liens, claims and encumbrances.

4. Delivery of Shares.

The Representative shall, upon receipt of the exercise price, together with all applicable taxes and fees, and verification of funds for the number of shares purchased and paid for, make prompt delivery of such shares to the Employee, provided that if any law or regulation requires Representative or the Company to take any action with respect to such shares before the issuance thereof, then the date of delivery of such shares shall be extended for the period necessary to complete such action. No shares shall be issued and delivered upon exercise of any option unless and until, in the opinion of counsel for the Company, any applicable registration requirements of the Securities Act, any applicable listing requirements of any national securities exchange on which stock of the same class is then listed, and any other requirements of law or of any regulatory bodies having jurisdiction over such issuance and delivery, shall have been fully complied with.

5. Non-transferability of Option.

Except as expressly provided in the Plan or as provided in Section 2(c) and 2(d) hereof, this option is personal and no rights granted hereunder shall be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) nor shall any such rights be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this option or of such rights contrary to the provisions hereof, or upon the levy of any attachment or similar process upon this option or such rights, this option and such rights shall become null and void.

6. No Special Employment Rights.

Nothing contained in the Plan or this Agreement shall be construed or deemed by any person under any circumstances to bind the Company or any of its subsidiaries to continue the employment of the Employee for the period within which this option may be exercised.

7. No Rights as a Stockholder.

The Employee shall have no rights as a stockholder with respect to any shares which may be purchased by exercise of this option unless and until such shares are duly issued and delivered to the Employee. Except as otherwise expressly provided in the Plan, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock is issued.

8. Withholding Taxes and Fees.

No shares of Common Stock purchased shall be delivered to or in respect of the Employee unless the amount of all applicable federal, state and local withholding tax requirements imposed upon the Company with respect to the issuance of such shares of Common Stock, together with all applicable fees, has been remitted to the Representative.

9. Certain Limits.

(a) Notwithstanding anything in this Agreement to the contrary, but subject to the application of clause (b) below, to the extent the Employee would be subject to the excise tax under Section 4999 of the Code on the amounts payable pursuant to this Agreement and such other amounts or benefits the Employee receives from the Company, any person whose actions result in a change of ownership covered by Section 280G(b)(2) of the Code or any person affiliated with the Company or such person, required to be included in the calculation of parachute payments for purposes of Sections 280G and 4999 of the Code, the amounts vested pursuant to Section 2(a) of this Agreement shall be automatically reduced to an amount one dollar less than that which, when combined with such other amounts, would subject the Employee to such excise tax.

(b) If the Employee’s employment with the Company is terminated by the Company without Cause (hereinafter defined) or by the Employee upon a Constructive Termination for Good Reason (hereinafter defined), in each case within one year following a Change in Control (a “Protected Termination”), then the provisions of this clause (b) will apply and clause (a) shall not be applicable. If a Protected Termination occurs, then notwithstanding anything in this Agreement to the contrary, if (i) any amounts due to the Employee under this Agreement and any other plan or program of the Company constitute a “parachute payment,” as such term is defined in Code Section 280G(b)(2), and (ii) the amount of the parachute payment, reduced by all federal, state and local taxes applicable thereto, including the excise tax imposed pursuant to Code Section 4999, is less than the amount the Employee would receive if he were paid three times his “base amount,” as defined in Code Section 280G(b)(3), less one dollar, reduced by all federal, state and local taxes applicable thereto, then the aggregate of the amounts constituting the parachute payment shall be reduced to an amount that will equal three times his base amount less one dollar.

(c) The determinations to be made with respect to this Section shall be made by an accounting firm jointly selected by the Company’s Board of Directors and the Employee and paid by the Company, and which may be the Company’s independent auditors.

(d) For purposes of this Section 9:

(i) “Cause” shall mean: (A) the continued and willful refusal by Employee to substantially perform his duties after demand for substantial performance is delivered by the Board which demand specifically identifies the manner in which the Board has determined that the Employee has not substantially performed his duties, and the Employee’s performance is not cured to the Board’s reasonable satisfaction within thirty (30) days from such demand; (B) the engagement by Employee in willful misconduct or dishonesty that is materially injurious to the Company, monetarily or otherwise; (C) Employee’s felony conviction, or (D) disclosure by the Employee of Company trade secrets or confidential Company matters to unauthorized persons which is reasonably likely to be materially injurious to the Company, monetarily or otherwise.

(ii) “Constructive Termination for Good Reason” means:

(1) the Employee’s duties or responsibilities are not comparable to the Employee’s position, offices, duties, responsibilities or status with the Company at the time of the Change in Control, or the Employee’s reporting responsibilities or titles are changed and the change results in a material reduction of the Employee’s responsibilities or position with the Company;

(2) the level of benefits or compensation (individual base compensation and short and long-term incentive opportunity) provided to the Employee is reduced below the comparable level payable to similarly situated officers of the Company; or

(3) the Employee is actually transferred, or offered a proposed transfer, as evidenced in a written communication from the Company to the Employee, to another location other than the location at which he was primarily employed immediately preceding the Change in Control, unless that new location is a major operating unit or facility of the Company that is located within 50 miles of the Employee’s primary location as of the date immediately preceding a transfer; provided, however, (A) the Employee, within thirty (30) days from the date that he is given written notice by the Company of such actual or proposed transfer, shall provide the Committee or the Board with written notice that the transfer shall constitute a Constructive Termination for Good Reason, (B) the Company, within twenty (20) days of receipt of the notice, fails to provide the Employee with written notice rescinding the actual or proposed transfer and (C) if the Company does not rescind the transfer, the Employee must terminate his employment due to Constructive Termination for Good Reason within forty (40) days following expiration of the twenty (20)-day period so that in any event the Employee shall have terminated his employment with the Company within ninety (90) days after the Employee first receives written notice from the Company of such actual or proposed transfer.

10. Miscellaneous.

(a) Except as provided herein, this Agreement may not be amended or otherwise modified unless evidenced in writing and signed by the Company and the Employee.

(b) All notices under this Agreement shall be mailed or delivered by hand to the parties at their respective addresses set forth beneath their names below or at such other address as may be designated in writing by either of the parties to one another.

(c) This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

Grant Date:	TANOX, INC.

By:
	Title:	Vice President of Finance
	Address:	10301 Stella Link
Houston, Texas 77025

EMPLOYEE’S ACCEPTANCE

The undersigned hereby accepts the foregoing option and agrees to the terms and conditions thereof.

EMPLOYEE

Signature

Address: